[Morrison & Morrison, Ltd. Letterhead]


                                 March 31, 2000



First Home Mortgage Corp.
950 North Elmhurst Road
Mount Prospect, Illinois  60056

Gentlemen:

     We consent to the use of our reports dated February 21, 2000 and February 18, 1999, with respect to the financial statements of First Home Mortgage Corporation that are made part of this Current Report on Form 8-K.


                                      /s/ Morrison & Morrison, Ltd.
                                      ----------------------------------
                                      MORRISON & MORRISON, LTD.

Chicago, Illinois